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                                                                    Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-83128) pertaining to the eSylvan, Inc. Omnibus Stock Plan, of our report dated February 14, 2003, except for Note 13, as to which the date is March 10, 2003 with respect to the financial statements of eSylvan, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                        /s/ Ernst & Young LLP


Baltimore, Maryland
March 27, 2003